UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 SOUTH VAN BUREN AVENUE BARBERTON, OHIO	44203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On October 5, 2018, Babcock & Wilcox Enterprises, Inc. (the “Company”) completed the previously announced sale of the Company’s MEGTEC and Universal businesses to Dürr (as defined below) for $130 million, subject to certain adjustments, pursuant to the stock purchase agreement (the “Agreement”), dated June 5, 2018, with Dürr AG and its wholly owned subsidiary Dürr Inc. (collectively, "Dürr").

The Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to Exhibit 2.1. The filed copy of the Agreement is intended to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates. The representations, warranties, and covenants contained in such agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.
On October 8, 2018, the Company issued a press release announcing the completion of the sale of its MEGTEC and Universal businesses to Dürr on October 5, 2018. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.
Unaudited Pro Forma Consolidated Financial Information of the Company is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

(d)	Exhibits

Exhibit No.	Description
2.1*
Stock Purchase Agreement, dated June 5, 2018, by and among Babcock & Wilcox Enterprises, Inc. and Dürr AG and its wholly owned subsidiary Durr Inc. (incorported by reference to Exhibit 2.1 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-36876))

99.1	Press Release of Babcock & Wilcox Enterprises, Inc. dated October 8, 2018.
99.2	Pro Forma Financial Information
*Certain schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

October 9, 2018	By:	/s/ Daniel W. Hoehn
Daniel W. Hoehn
Vice President, Controller and Chief Accounting Officer